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                                                                       EXHIBIT 1


                      EQUITABLE RESOURCES CAPITAL TRUST I

                                 $125,000,000

                            ___% Capital Securities
                 (Liquidation Amount $25 per Capital Security)


                            UNDERWRITING AGREEMENT

                                April __, 1998


Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York 10036

Ladies and Gentlemen:

     Equitable Resources Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 et seq.), and Equitable Resources, Inc., a Pennsylvania corporation (the "Company" and, together with the Trust, the "Offerors"), as depositor of the Trust and as guarantor, propose, upon the terms and conditions set forth herein to issue and sell ___% Capital Securities with an aggregate liquidation amount equal to $125,000,000 (the "Capital Securities") to Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Painewebber Incorporated, Prudential Securities Incorporated and Robert W. Baird & Co. Incorporated (collectively, the "Underwriters"), for whom you (the "Representative") are acting as representative.

     The Capital Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement dated as of April ___, 1998 (the "Trust Agreement"), among Equitable Resources, Inc., as depositor, Bankers Trust Company ("Trust Company"), a New York banking corporation, as property trustee ("Property Trustee"), Bankers Trust (Delaware) ("Trust Delaware"), a Delaware banking corporation, as Delaware Trustee ("Delaware trustee" and, together with the Property Trustee, the "Trustees"), _____________ and ________________, as administrators (the "Administrators"), and the holders from time to time of undivided interests in the assets of the Trust. The Capital Securities will be guaranteed by the Company on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or
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otherwise (the "Capital Securities Guarantee") pursuant to a Capital Securities
Guarantee Agreement, to be dated as of April __, 1998 (the "Capital Securities Guarantee Agreement"), between the Company and the Trust Company, as Trustee (the "Guarantee Trustee"). The Capital Securities issued in book-entry form will be issued to Cede & Co. as nominee of the Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Date (as defined herein) (the "DTC Agreement"), among the Trust, the Trust Company and DTC.

     The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus (as defined herein), with respect to distributions and payments upon liquidation, redemption and otherwise (the "Common Securities Guarantee" and, together with the Capital Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement, to be dated as of April __, 1998 (the "Common Securities Guarantee Agreement" and, together with the Capital Securities Guarantee Agreement, the "Guarantee Agreements"), made by the Company, and will be used by the Trust to purchase $128,866,000 aggregate principal amount of ___% Junior Subordinated Deferrable Interest Debentures due April 15, 2038 (the "Subordinated Debentures") to be issued by the Company on the Closing Date. The Subordinated Debentures will be issued pursuant to an indenture, to be dated as of April __, 1998 (the "Indenture"), between the Company and the Trust Company, as trustee (the "Indenture Trustee").

     The Capital Securities, the Capital Securities Guarantee and the Subordinated Debentures are hereinafter collectively referred to as the "Securities." the Indenture, the Trust Agreement, the Guarantee Agreements, the DTC Agreement and this Agreement are hereinafter collectively referred to as the "Operative Documents."

     The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 333-47919 and 333-47919-01) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company and the Trust have prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the Prospectus and the documents incorporated by reference therein pursuant to the section therein entitled "Incorporation of Certain Documents by Reference" and all

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information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Date, "Registration Statement" shall refer to such registration statement as so amended. Each prospectus included in the Registration Statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations (including the documents incorporated by reference therein) is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus (including the documents incorporated by reference therein), as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included", "set forth", "described" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

     1. REPRESENTATIONS AND WARRANTIES. The Offerors jointly and severally represent and warrant to each of the Underwriters that as of the date hereof and on the Closing Date:

          (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; and the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or

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will comply, as the case may be, in all material respects with the Securities
Act, the Securities Act Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

          (b) the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (c) the accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and Securities Act Regulations;

          (d) the financial statements, together with the related schedules and notes thereto, included in the Registration Statement

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and the Prospectus present fairly the consolidated financial position of the
Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

          (e) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries other than pursuant to the conversion of convertible securities or the exercise of stock options, in either case, as set forth in the most recent financial statements of the Company included in the Prospectus, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, except as set forth or contemplated in the Prospectus, neither the Trust nor the Company or any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Trust, the Company and its subsidiaries taken as a whole;

          (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

          (g) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would

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not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          (h) (i) the Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus, (ii) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and (iii) none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company;

          (i) the Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents to which it is a party, the Capital Securities, the Common Securities and any other instruments or agreements to which it is a party; the Trust is not a party to or otherwise bound by any material instrument or agreement other than those described in the Registration Statement; and the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation;

          (j) the Common Securities have been duly authorized by the Trust and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement; the issuance of the Common Securities is not subject to preemptive or other similar rights; and on the Closing Date all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right;

          (k) the Capital Securities, as of the Closing Date, will have been duly authorized by the Trust and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Capital Securities will not be subject to preemptive or other similar rights;

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          (l) this Agreement has been duly authorized, executed and delivered by the Offerors;

          (m) the Trust Agreement has been qualified under the Trust Indenture Act and has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Trust Agreement by the Property Trustee and the Delaware Trustee, the Trust Agreement will, on the Closing Date, be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions"); and the Trust Agreement (including any amendments and supplements thereto) conforms with all requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder by the Commission;

          (n) the Capital Securities Guarantee Agreement has been qualified under the Trust Indenture Act; each of the Guarantee Agreements has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the Capital Securities Guarantee Agreement (including any amendments and supplements thereto) conforms with all requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder by the Commission;

          (o) the Indenture has been duly qualified under the Trust Indenture Act and, on the Closing Date, will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the Indenture (including any amendments and supplements thereto) conforms with all requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder by the Commission;

          (p) the Subordinated Debentures have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the Trust as set forth in the Prospectus, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except to the

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extent that enforcement thereof may be limited by the Enforceability Exceptions;

          (q) the Securities and the Operative Documents conform in all material respects to the summary descriptions thereof contained in the Prospectus;

          (r) neither the Trust nor the Company or any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them or any of their respective properties is bound, except for violations and defaults which individually or in the aggregate are not material to the Trust or the Company and its subsidiaries taken as a whole; the execution and delivery of the Operative Documents to which it is a party by the Trust or the Company, as the case may be, the issue and sale of the Securities and the performance by the Trust or the Company of all of the provisions of its obligations under the Securities and each of the Operative Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or bound or to which any of the property or assets of any of them is subject, nor will any such action result in any violation of the provisions of the Restated Articles of Incorporation or By-Laws of the Company or the Trust Agreement or organizational documents of the Trust, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Operative Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained from the Pennsylvania Public Utility Commission, the Kentucky Public Service Commission and under the Securities Act or the Trust Indenture Act, or (ii) as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters;

          (s) other than as set forth in the Registration Statement, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company or the Trust, threatened against or affecting the Trust or the Company or any of its subsidiaries or any of their respective properties or to which the Trust or the Company or any of its subsidiaries is or may be a party or to which any property of the

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Trust or the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is or may be subject which, if determined adversely to the Trust, or the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Trust, or the Company and its subsidiaries taken as a whole and, to the best of the Trust's and the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (t) the Trust, the Company and its subsidiaries each have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Trust, the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

          (u) no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

          (v) neither the Company nor the Trust is and, after giving effect to the offering and sale of the Securities, will be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (w) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

          (x) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been

                                       9
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required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries;

          (y) each of the Trust, the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to so own or possess or to have so obtained or made would not, singly or in the aggregate, have a material adverse effect on the Trust or the Company and its subsidiaries taken as a whole, and neither the Trust, the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Trust, the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Trust or the Company and its subsidiaries taken as a whole;

          (z) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (iv) are not aware of any administrative or judicial action being contemplated by governmental authorities relating to Environmental Laws; neither the Company nor any of its subsidiaries is subject to any consent decree or compliance or administrative order issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Laws

                                       10
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except for such actions, decrees, orders or investigations which do not and are not reasonably expected to have a material adverse effect on, or cause material changes to, the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries is a party to a governmental proceeding arising under any Environmental Law which involves potential monetary sanctions, exclusive of interest and costs, of $100,000 or more;

          (aa) in the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and, on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Trust or the Company and its subsidiaries taken as a whole;

          (bb) there are no existing or, to the best knowledge of the Offerors, threatened labor disputes with the employees of the Trust, the Company or any of its subsidiaries which are likely to have a material adverse effect on the Trust or the Company and its subsidiaries taken as a whole;

          (cc) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in
Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

                                       11
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          (dd) the Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities;

          (ee) the Trust and the Company meet the requirements for the use of Form S-3 under the Securities Act;

          (ff) each of the Administrators of the Trust is an officer, employee or affiliate of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement;

          (gg) the Company and its subsidiaries have legal, valid and defensible title to all of their interests in oil and gas properties and to all other real and personal property owned by them and any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances and defects of any kind, except (i) as described in the Prospectus or (ii) which do not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company; and

          (hh) the information underlying the estimates of oil and gas reserves as described in the Prospectus is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company, complete and accurate in all material respects); other than production of the reserves in the ordinary course of business and intervening product price fluctuations, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves of the present value of future net cash flows therefrom. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

     2. OFFERING. The Representative has advised the Company that the Underwriters will make an offering of the Capital Securities purchased by such Underwriters hereunder on the terms and conditions set forth in the Registration Statement as soon as practicable after this Agreement is entered into, as in the Representative's sole judgment is advisable.

     3. PURCHASE AND DELIVERY; COMMISSION. The Trust hereby agrees to sell to the Underwriters and each Underwriter, severally and not jointly, upon the basis of the representations and warranties herein contained, but subject to the conditions

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hereinafter stated, agrees to purchase from the Trust the aggregate liquidation amount of Capital Securities set forth opposite such Underwriter's name on
Schedule I hereto.

     As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Capital Securities will be used by the Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at the Time of Delivery (as defined below) to the Representative, for the accounts of the several Underwriters, an amount equal to $____ per Capital Security for the Capital Securities to be delivered at the Time of Delivery.

     Except as set forth in the next paragraph, the Capital Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Capital Securities in book-entry form which will be deposited by or on behalf of the Trust with DTC or its designated custodian. The Trust will deliver the Capital Securities to the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by certified or official bank check or checks or fedwire, payable to the order of the Trust in Federal (same day) funds, by causing DTC to credit the Capital Securities to the account of the Representative at DTC. The Trust will cause the certificates representing the Securities to be made available to the Representative for checking at least 24 hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The place, time and date of such delivery and payment shall be at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, at 10:00 a.m, New York time, on April __, 1998 (the "Closing Date") or such other place, time and date as the Representative, the Company and the Trust may agree upon in writing. Such time and date are herein called the "Time of Delivery".

     Such Capital Securities, if any, as the Representative may request upon at least 48 hours' prior notice to the Trust (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form, by and on behalf of the Trust to the Representative for the account of certain of the Underwriters, against payment by or on behalf of such Underwriter of the purchase price therefor by fedwire, payable to the order of the Trust in Federal (same day) funds. The Trust will cause the certificates representing the Capital Securities to be made available for checking and packaging at least 24 hours prior to the Time of Delivery at the office of the Trust Company, 4 Albany Street, New York, New York 10006.

     4. CONDITIONS TO CLOSING. The several obligations of the Underwriters to purchase and pay for the Capital Securities will be subject to the following conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Rule 430A of the Securities Act Regulations; and, at the Closing Date, the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

          (b) The Underwriters shall have received, on the Closing Date,

          (A) a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) since the date of the most recent financial statements included in the Registration Statement (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement (exclusive of any supplement thereto); and

               (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to each such officer's knowledge, are contemplated by the Commission; and

          (B) a certificate signed by each of the Administrators of the Trust to the effect of clauses (i) and (ii) above with respect to the Trust.

          (c) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Trust, the Company and its subsidiaries the effect of which is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Capital Securities as contemplated by the Registration Statement (exclusive of any amendment thereof).

          (d) The Underwriters shall have received an opinion, dated the Closing Date, of Brown & Wood LLP, special tax counsel for the Offerors, substantially in the form attached hereto as Exhibit A. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

          (e) The Underwriters shall have received opinions, dated the Closing Date, of Johanna G. O'Loughlin, Esq., General Counsel to the Company, and Reed Smith Shaw & McClay LLP, counsel to the Company, substantially in the form attached hereto as Exhibit B-1 and B-2, respectively. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust, and certificates of public officials.

          (f) The Underwriters shall have received an opinion, dated the Closing Date, of Seward & Kissel, counsel to the Trust Company and Trust Delaware, substantially in the form attached hereto as Exhibit C.

          (g) The Underwriters shall have received an opinion, dated the Closing Date, of Brown & Wood LLP, counsel to the Underwriters as to such matters as the Underwriters shall reasonably request. In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters, and (B) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

          (h) The Underwriters shall have received an opinion, dated the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, substantially to the effect and in the form attached hereto as Exhibit D.

          (i) On the Closing Date, the Capital Securities shall be rated at least _____ by Moody's Investor Service, Inc. ("Moody's") and ____ by Standard & Poor's Rating Services, a division of McGraw Hill, Inc. ("S&P"), and the Trust shall have delivered to the Underwriters a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Capital Securities have such ratings; and on or prior to the Closing Date, no downgrading in the rating accorded the Capital Securities or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the Securities Act) shall have occurred, or any public announcement shall have been made that any such organization has under surveillance or review their ratings of the Capital Securities or any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), and if, in any such case, the effect thereof in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the purchase of the Capital Securities.

          (j) At the time of the execution of this Agreement, the Underwriters shall have received a letter, dated such date, in form and substance reasonably satisfactory to them, from Ernst & Young LLP, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information, including the financial information contained or incorporated by reference in the Registration Statement as identified by the Representative.

          (k) At the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

          (l) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request in connection with the offering of the Capital Securities.

    5. COVENANTS OF THE OFFERORS. In further consideration of the agreements of the Underwriters herein contained, the Offerors covenant as follows:

          (a) The Offerors will prepare the Prospectus in a form approved by the Underwriters and will file such Prospectus with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement. The Offerors will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto(including any post-effective amendment), and of the filing of the Prospectus pursuant to Rule 424(b), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for such purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Offerors will deliver to the Underwriters, without charge, one manually executed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference into the Prospectus), such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits) as such Underwriters may reasonably request and copies of each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus.

          (c) The Offerors will furnish to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act and the Securities Act Regulations, such number of copies of the Prospectus (as amended or supplemented, if applicable) as they may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The Offerors will deliver to the Underwriters notice of their intention to prepare or file any amendment to the Registration Statement relating to the Capital Securities (including any post-effective amendment) or any amendment or supplement to the Prospectus (other than documents deemed to be incorporated by reference into the Prospectus) which the Trust and the Company propose for use by the Underwriters in connection with the offering of the Capital Securities and which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Underwriters and counsel for the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

          (e) If, during such period after the Closing Date and prior to the date on which the distribution of Capital Securities by the Underwriters is completed, any event shall occur as a result of which it is necessary, in the opinion of the Offerors' or Underwriters' counsel, to amend or supplement the Prospectus (as then amended or supplemented) in order to ensure that the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary to amend or supplement the Prospectus to comply with law, the Company forthwith shall prepare and furnish, at the Company's own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law, as the case may be.

          (f) The Trust and the Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act subsequent to the time the Registration Statement becomes effective.

          (g) The Offerors will endeavor to qualify the Capital Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any Underwriter shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and the printing of any memoranda concerning the aforesaid qualification; provided, however, that neither Offeror shall be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where they are not now subject.

          (h) During the period beginning on the date hereof and continuing to and including the Closing Date, the Offerors will not offer, sell, contract to sell or otherwise dispose of (other than in an offering made exclusively outside the United States) any securities of the Company or the Trust substantially similar to the Capital Securities or any securities convertible into or exchangeable for the Capital Securities without the prior written consent of the Underwriters.

          (i) During the period when the Capital Securities are outstanding, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (j) Neither the Company nor the Trust shall enter into any contractual agreement with respect to the distribution of the Capital Securities except for the arrangements with the Underwriters.

          (k) The Company will make generally available to its securityholders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning on the first day of the first full fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations and will advise you in writing when such statement has been so made available. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (l) For a period of five years (but not beyond any such date on which no Securities shall be outstanding) after the Closing Date, the Offerors will furnish to the Underwriters copies of all reports and communications delivered to the Company's shareholders or to holders of the Capital Securities and will also furnish copies of all reports (excluding exhibits) filed with the Commission on Forms 8-K, 10-Q and 10-K, and all other reports and information furnished to its shareholders or holders of the Capital Securities, as the case may be, generally, not later than the time such reports are first furnished to its shareholders or holders of the Capital Securities, as the case may be, generally.

          (m) The Offerors shall take all reasonable action necessary to enable Moody's and S&P to provide their respective credit ratings of the Capital Securities.

          (n) The Offerors will cooperate with the Underwriters and use their best efforts to permit the Capital Securities to be eligible for clearance and settlement through the facilities of DTC.

          (o) The Offerors will use their best efforts to list the Capital Securities on the New York Stock Exchange prior to the Closing Date.

          (p) The Trust will invest the proceeds received by it from the sale of the Capital Securities in the Subordinated Debentures; and the Company will use the proceeds received by it from the sale of the Subordinated Debentures in the manner specified in the Prospectus under "Use of Proceeds".

    6. EXPENSES. The Company covenants and agrees with the Underwriters that the Company will, whether or not any sale of the Capital Securities is consummated, pay or cause to be paid the following: (i) costs of preparing and printing (including reasonable word processing and duplication costs) the Registration Statement and the Prospectus, and all amendments and supplements thereto, (ii) all expenses and disbursements of counsel to the Company and the Trust, (iii) all costs and expenses incurred in connection with the preparation, issuance and delivery of the Capital Securities, (iv) the fees and disbursements of the Company's accountants, (v) all costs and expenses incurred in the preparation and the printing (excluding the word processing and duplication costs incurred by the Underwriters' counsel) of the Capital Securities, the Indenture, the Guarantee Agreements, the Trust Agreement and all other documents relating to the issuance, purchase and initial resale of the Capital Securities,
(vi) rating agency fees, (vii) fees and expenses of any trustee appointed under any of the Operative Documents, including reasonable fees and expenses of counsel for such trustees, (vii) costs and expenses in connection with the listing of the Capital Securities on the New York Stock Exchange and (viii) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not otherwise specifically provided in this Section. The Underwriters shall be responsible for all of their own expenses, including the fees of the Underwriters' counsel.

    7.    INDEMNIFICATION AND CONTRIBUTION.

          (a) Each of the Company and the Trust jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities (i) are caused by any such untrue statement or omission based upon information furnished in writing to the Company by the Underwriters through the Representative expressly for use therein or (ii) arise from that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act; provided, however, that the foregoing indemnity agreement with respect to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Capital Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Capital Securities to such persons, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement shall be in addition to any liability that the Company or Trust may otherwise have.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust, any authorized representative of the Company or the Trust and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Trust to the Underwriters, but only with reference to information furnished in writing by such Underwriter expressly for use in the Registration Statement and any amendments or supplements thereto. This indemnity agreement shall be in addition to any liability that any Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be threatened or instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party other than under this
Section 7) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. In the case of parties indemnified pursuant to paragraph (a) of this Section 7, such separate firm shall be designated in writing by the Representative. In the case of parties indemnified pursuant to paragraph (b) of this Section 7, such separate firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Capital Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of such Capital Securities shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of such Capital Securities received by the Company bear to the total discounts and commissions received by such Underwriter in respect thereof. The relative fault of the Offerors on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions.

          (e) The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in paragraph (d) of this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this
Section 7 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          (f) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company, the Trust and the Underwriters in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of a Underwriter or any person controlling such Underwriter, or by or on behalf of the Trust or the Company, its directors or officers, any authorized representative of the Company or the Trust or any person controlling the Company or the Trust, and (iii) acceptance of and payment for any of the Capital Securities.

    8.    TERMINATION.

          (a) This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice to the Company, if at or prior to the Closing Date (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the

Representative, impracticable to market the Capital Securities or to enforce contracts for the resale of Capital Securities.

          (b) The Company may terminate this Agreement upon written notice to the Representative at any time at or prior to the Closing Date if the Company shall receive the reasonable opinion of Brown & Wood LLP, its special tax counsel, following consultation with the Representative and its counsel, that there is more than an insubstantial risk that interest payable by the Company on the Subordinated Debentures will not be deductible by the Company for federal income tax purposes as a result of action taken on any federal legislative tax proposal. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party, except as provided in Section 6, and Sections 1 and 7 shall survive such termination and remain in full force and effect.

    9. PRO RATA PURCHASE IN CERTAIN EVENTS. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Capital Securities that it or they have agreed to purchase hereunder and the aggregate liquidation amount of Capital Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate liquidation amount of Capital Securities to be purchased on such date, the other Underwriters shall be obligated severally and not jointly in the proportions which the aggregate liquidation amount of Capital Securities set forth opposite their names in Schedule I to this Agreement bears to the aggregate liquidation amount of Capital Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Capital Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Capital Securities and the aggregate liquidation amount of Capital Securities with respect to which such default occurs is more than one-tenth of the aggregate liquidation amount of Capital Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Capital Securities are not made within 36 hours after such default, this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriters or of the Company or the Trust. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement or in any other documents or arrangements may be effected. An action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    10. REIMBURSEMENT UPON TERMINATION IN CERTAIN CIRCUMSTANCES. If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply in any material respect with the terms or to fulfill in any material respect any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform in any material respect its obligations under this Agreement, the Company shall reimburse the Underwriters or such Underwriters as have so terminated the Agreement, with respect to themselves, severally, for all reasonable out-of-pocket expenses reasonably incurred by such Underwriters in connection with the offering of the Capital Securities.

    11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Syndicate Desk, Managing Director, with a copy to Brown & Wood LLP, One World Trade Center, New York, New York 10048, Attention:
Craig E. Chapman, Esq.; notices to the Offerors shall be directed to Equitable Resources, Inc., 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15215,
Attention: Johanna G. O'Loughlin, General Counsel, with a copy to Reed Smith Shaw & McClay LLP, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219-1886,
Attention:  Robert K. Morris, Esq.

    12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Offerors and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    13. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    Please confirm that the foregoing correctly sets forth the agreement among the Trust, the Company and the several Underwriters by having an authorized officer sign a copy of this Agreement in the space set forth below and by returning the signed copy to us.


                                   Very truly yours,


                                   EQUITABLE RESOURCES, INC.


                                   By: __________________________
                                       Name:
                                       Title:


                                   EQUITABLE RESOURCES CAPITAL
                                     TRUST I


                                   By: EQUITABLE RESOURCES, INC.,
                                         as Depositor


                                   By: ___________________________
                                       Name:
                                       Title:


Accepted by:
MORGAN STANLEY & CO. INCORPORATED,
as representative of the several
Underwriters named in Schedule I hereto



By: ________________________________
    Name:
    Title:

                                   SCHEDULE I


Underwriter                                             Amount
-----------                                             ------


Morgan Stanley & Co. Incorporated                       $

J.P. Morgan Securities Inc.                             $

PaineWebber Incorporated                                $

Prudential Securities Incorporated                      $

Robert W. Baird & Co. Incorporated                      $

BT Alex. Brown Incorporated                             $

Bear, Stearns & Co. Inc.                                $

CIBC Oppenheimer Corp                                   $

A.G. Edwards & Sons, Inc.                               $

Goldman, Sachs & Co.                                    $

Arthurs, Lestrange & Company Incorporated               $

J.C. Bradford & Co.                                     $

Cowen & Co. International Tranches                      $

Dain Rauscher Incorporated                              $

Davenport & Company LLC                                 $

Fahnestock & Co. Inc.                                   $

Fidelity Capital Markets Div Nat'l Fin Serv Corp.       $

First Albany Corporation                                $

Gibraltar Securities Co.                                $

Interstate/Johnson Lane Corporation                     $

Janney Montgomery Scott Inc.                            $

J.J.B. Hilliard, W.L. Lyons, Inc.                       $

Legg Mason Wood Walker, Incorporated                    $

McDonald & Company Securities, Inc.                     $

McGinn, Smith & Co., Inc.                               $

Morgan Keegan & Company, Inc.                           $

Olde Discount Corporation                               $

The Ohio Company                                        $

Parker/Hunter Incorporated                              $

Pershing Division of Donaldson, Lufkin & Jenrette       $

Piper Jaffray Inc.                                      $

Raymond James & Associates, Inc.                        $

The Robinson-Humphrey Company, LLC                      $

Roney & Co., L.L.C.                                     $

Stifel, Nicolaus & Company, Incorporated                $

Sutro & Co. Incorporated                                $

Tucker Anthony Incorporated                             $

U.S. Clearing Corp.                                     $

Wheat First Securities, Inc.                            $___________

   Total                                                $125,000,000
                                                        ============

                                   EXHIBIT A


    The opinion of Brown & Wood LLP, special tax counsel to the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be substantially to the effect that:


          1. The Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company;

          2. The Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and

          3. Although the discussion set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, such discussion represents, to the extent that it constitutes matters of federal law or legal conclusions with respect thereto, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities under current law.

                                  EXHIBIT B-1


    The opinion of Johanna G. O'Loughlin, Esq, General Counsel to the Company, to be delivered pursuant to Section 4(e) of the Underwriting Agreement shall be substantially to the effect that:


          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Prospectus;

          2. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

          3. Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          4. the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) complied in all material respects with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission (the

    "Commission") thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto and, did not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

          5. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          6. Neither the Trust nor the Company or any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or by which any of them or any of their respective properties is

                                     B-1-2
    bound, except for violations and defaults which individually or in the aggregate are not material to the Trust or the Company and its subsidiaries taken as a whole; the execution and delivery of the Operative Documents by the Trust or the Company, as the case may be, the issue and sale of the Securities and the performance by the Trust or the Company of all of the provisions of its obligations under the Securities and each of the Operative Documents and the consummation of the transactions contemplated therein and in the Underwriting Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of them is a party or bound or to which any of the property or assets of any of them is subject, nor does or will any such action result in any violation of the provisions of the Restated Articles of Incorporation or By-Laws of the Company or the Trust Agreement or organizational documents of the Trust, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Company, its subsidiaries or any of their respective properties;

          7. No consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Operative Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained from the Pennsylvania Public Utility Commission, the Kentucky Public Service Commission and under the Securities Act or the Trust Indenture Act, or (ii) as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters;

          8. Other than as set forth in the Registration Statement, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company or the Trust, threatened against or affecting the Trust or the Company or any of its subsidiaries or any of their respective properties or to which the Trust or the Company or any of its subsidiaries is or may be a party or to which any property of the Trust or the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is or may be subject which, if determined adversely to the Trust, or the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Trust, or the Company and its subsidiaries

                                     B-1-3
    taken as a whole and, to the best of the Trust's and the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          9. The Trust, the Company and its subsidiaries each have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Trust, the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

          10. Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Securities, will be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          11. Each of the Trust, the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to so own or possess or to have so obtained or made would not, singly or in the aggregate, have a material adverse effect on the Trust or the Company and its subsidiaries taken as a whole, and neither the Trust, the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Trust, the Company and its subsidiaries is in compliance with all laws

                                     B-1-4
    and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Trust or the Company and its subsidiaries taken as a whole;

          12. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (iv) are not aware of any administrative or judicial action being contemplated by governmental authorities relating to Environmental Laws; neither the Company nor any of its subsidiaries is subject to any consent decree or compliance or administrative order issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Laws except for such actions, decrees, orders or investigations which do not and are not reasonably expected to have a material adverse effect on, or cause material changes to, the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries is a party to a governmental proceeding arising under any Environmental Law which involves potential monetary sanctions, exclusive of interest and costs, of $100,000 or more;

          13. The Company and its subsidiaries have legal, valid and defensible title to all of their interests in oil and gas properties and to all other real and personal property owned by them and any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances and defects of any kind, except (i) as described in the Prospectus or (ii) which do not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company; and


                                     B-1-5

    14. The information underlying the estimates of oil and gas reserves as described in the Prospectus is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company, complete and accurate in all material respects); other than production of the reserves in the ordinary course of business and intervening product price fluctuations, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves of the present value of future net cash flows therefrom. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.


                                     B-1-6

                                  EXHIBIT B-2


    The opinion of Reed Smith Shaw & McClay LLP, counsel to the Company, to be delivered pursuant to Section 4(e) of the Underwriting Agreement shall be substantially to the effect that:


          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Prospectus;

          2. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents, the Capital Securities, the Common Securities and any other instruments or agreements to which it is a party; the Trust is not a party to or otherwise bound by any material instrument or agreement other than those described in the Registration Statement;

          3. The Common Securities have been duly authorized by the Trust and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement; the issuance of the Common Securities is not subject to preemptive or other similar rights; and on the Closing Date all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right;

          4. The Capital Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Capital Securities will not be subject to preemptive or other similar rights;

          5. The Underwriting Agreement has been duly authorized, executed and delivered by the Offerors;

          6. The Trust Agreement has been qualified under the Trust Indenture Act and has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Trust Agreement by the Property Trustee and the Delaware Trustee, the Trust Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the "Enforceability Exceptions"); and the Trust Agreement (including any amendments and supplements thereto) conforms with all requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder by the Commission;

          7. The Capital Securities Guarantee Agreement has been qualified under the Trust Indenture Act; each of the Guarantee Agreements has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the Capital Securities Guarantee Agreement (including any amendments and supplements thereto) conforms with all requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder by the Commission;

          8. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; and the Indenture (including any amendments and supplements thereto) conforms with all requirements of the Trust Indenture Act and the applicable rules and regulations promulgated thereunder by the Commission;

          9. The Subordinated Debentures have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the Trust as set forth in the Prospectus, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with

                                     B-2-2
    their terms except to the extent that enforcement thereof may be limited by the Enforceability Exceptions;

          10. The Securities and the Operative Documents conform in all material respects to the summary descriptions thereof contained in the Prospectus;

          11. No consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Operative Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained from the Pennsylvania Public Utility Commission, the Kentucky Public Service Commission and under the Securities Act or the Trust Indenture Act, or (ii) as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters;

          12. The Trust and the Company meet the requirements for the use of Form S-3 under the Securities Act;

          13. the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) complied in all material respects with the Securities Act, the Securities Act Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto and, did not as of the date such opinion is delivered contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                                     B-2-3

    14. The statements in the Prospectus under the captions "Equitable Resources Capital Trust I", "Description of Capital Securities", "Description of Junior Subordinated Debentures", "Description of Guarantee" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" have been reviewed by us and are accurate and fairly present the information disclosed therein in all material respects; and

          15. The Registration Statement has been declared effective under the Securities Act; the Prospectus has been filed pursuant to Rule 424(b)(1) of the Securities Act Regulations in the manner and within the time period prescribed therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.


                                     B-2-4

                                   EXHIBIT C


    The opinion of Seward & Kissel, counsel to the Trust Company and Trust Delaware, to be delivered pursuant to Section 4(f) of the Underwriting Agreement shall be substantially to the effect that:


                                   [To come.]

                                   EXHIBIT D


    The opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, to be delivered pursuant to Section 4(h) of the Underwriting Agreement shall be substantially to the effect that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act and, under the Delaware Business Trust Act and the Trust Agreement, has the trust power and authority to conduct its business, all as described in the Prospectus.

          2. The Trust Agreement is a legal, valid and binding agreement of the Company, the Administrators and the Trustees, and is enforceable against the Company, the Administrators and the Trustees, in accordance with its terms.

          3. Under the Trust Agreement and the Delaware Business Trust Act, the execution and delivery of the Underwriting Agreement by the Trust, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

          4. The Capital Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of Capital Securities Certificates and the issuance of replacement Capital Securities Certificates, and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

          5. The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust.

          6. Under the Trust Agreement and the Delaware Business Trust Act, the issuance of the Trust Securities is not subject to preemptive rights.

          7. The issuance and sale by the Trust of the Trust Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated therein and the compliance by the Trust with its obligations thereunder do not violate (A) the Certificate or the Trust Agreement, or (B) any applicable Delaware law or Delaware administrative regulation.

          8. After due inquiry, limited to, and solely to the extent disclosed on April __, 1998, the court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, we do not now of any legal or governmental proceeding pending against the Trust.

          9. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Securities.

          10. The Capital Security Holders (other than those Capital Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

    The opinion expressed in paragraph 2 above is subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.11.
The Capital Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of Capital Securities Certificates and the issuance of replacement Capital Securities

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Certificates, and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.



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